UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 6, 2009

URANIUM PLUS RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

Suite 107 – 17624 15th Avenue, S.E.

Mill Creek, Washington, 98012

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (206) 963-4519

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2009, the Company accepted the resignation of Mr. Scott Houghton from his position as a member of the Board of Directors.  There were no disagreements between Mr. Houghton and the Company on any matter relating to the registrant’s operations, policies or practices.

The Company has provided Mr. Houghton with a copy of the disclosures it is making in response to this Item 5.02 no later than the day of filing with the Commission.  The Company has provided the resigning director with the opportunity to furnish the registrant, as promptly as possible, with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02.  The Company will file any such letter with the Commission as an exhibit by amendment to this Report on Form 8-K within two business days after receipt by the Company.

SIGNATURES

URANIUM PLUS RECOURCES, INC.

/s/ H. James Graham

H. James Graham, CEO